Exhibit 99.1

               PetroCorp Reports First Quarter Earnings


    TULSA, Okla.--(BUSINESS WIRE)--May 7, 2003--PetroCorp Incorporated (AMEX:PEX) reported today the results of its operations for the first quarter of the year 2003.

    First Quarter Financial Highlights

    PetroCorp closed the previously announced sale of its Canadian subsidiaries on March 5, 2003 generating approximately $109 million of proceeds net of tax. This transaction allowed the Company to retire all its existing debt and resulted in a gain of $33.5 million. Additionally, PetroCorp reported net income from these subsidiaries (Discontinued Operations) from January 1, 2003 to March 5, 2003 of $2.1 million.
    For the full quarter, the Company reported net income of $35.8 million or $2.83 per share. In addition to the $35.6 million associated with the Discontinued Operations, PetroCorp recorded a charge of $3.0 million for the cumulative effect of an accounting change resulting from the adoption of Financial Accounting Standard Number 143. All amounts are net of related tax effects.
    PetroCorp, excluding the above items, reported first quarter 2003 net income from continuing operations of $3.2 million or $0.25 per share. This represents an 875% increase over the $0.3 million or $0.02 per share for the first quarter of 2002.

    Results of Continuing Operations

    Total revenues increased 59% to $9.8 million for the first quarter of 2003 compared to $6.2 million in the first quarter of 2002. The revenue increase resulted from higher oil and gas prices received, partially offset by volume decreases due to the October 2002 sale of PetroCorp's Alabama properties and normal production declines.
    The Company's natural gas production was 938 MMcf for first quarter 2003 compared to 1,467 MMcf in the first quarter of 2002 and oil production decreased to 114 Mbbls from 125 Mbbls, resulting in the Company's overall equivalent production decreasing to 1,622 MMcfe from 2,217 MMcfe. Slightly more than 50% of the production decrease is attributed to the sale of the Alabama properties.
    Average natural gas price received during the first quarter of 2003 was $6.46 per thousand cubic feet (Mcf) compared to $2.49 per Mcf for the first quarter of 2002. The average crude oil price received was $32.88 per barrel for the first quarter of 2003 compared to $19.84 per barrel for the first quarter of 2002.
    PetroCorp Incorporated is a Tulsa, Oklahoma based publicly traded energy company engaged in the exploration, production, acquisition and enhancement of oil and natural gas reserves in the Mid-Continent and Gulf Coast regions in the United States. For more information on PetroCorp, go to www.petrocorp.com.

    Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from these expectations. Among the factors that could cause actual results to differ materially are the timing and success of the company's drilling activities, the volatility of the prices and supply and demand for oil and gas, the numerous uncertainties inherent in estimating quantities of oil and gas reserves and actual future production rates and associated costs, the usual hazards associated with the oil and gas industry (including blowouts, cratering, pipe failure, spills, explosions and other unforseen hazards), and increases in regulatory requirements, as well as other risks described from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


                        PETROCORP INCORPORATED
  --------------------------------------------------------------------
                 CONSOLIDATED STATEMENTS OF OPERATIONS
  --------------------------------------------------------------------
                 (in thousands, except share amounts)
                              (Unaudited)

                                          For the three months
                                             ended March 31,
                                     ----------------------------
                                            2003            2002
                                     ------------   -------------
Revenues:
      Oil and gas                     $    9,803     $     6,128
      Other                                   38              48
                                     ------------   -------------
                                           9,841           6,176
                                     ------------   -------------
Expenses:
      Production costs                     2,528           2,584
      Depreciation, depletion and
       amortization                        1,525           2,320
      General and administrative             719             363
      Other operating expenses                34              32
                                     ------------   -------------
                                           4,806           5,299
                                     ------------   -------------
Income from operations                     5,035             877
                                     ------------   -------------
Other income (expenses):
      Investment income                       19              11
      Interest expense                      (335)           (424)
      Other income (expenses)                216              33
                                     ------------   -------------
                                            (100)           (380)
                                     ------------   -------------
Income from continuing operations
 before income taxes and
    accounting change                      4,935             497
                                     ------------   -------------
Income tax provision:
      Current                              1,750             (17)
      Deferred                                30             191
                                     ------------   -------------
                                           1,780             174
                                     ------------   -------------
Income from continuing operations
 before accounting change                  3,155             323
Discontinued operations:
     Income from discontinued
      Canadian operations (net of
      applicable taxes of $1,530
      and $432)                            2,113             723
     Income from sale of Canadian
      subsidiaries (net taxes of
      $19,691)                            33,526               -
                                       ----------   -------------
Income before cumulative effect of a
 change in accounting principle           38,794           1,046
Cumulative effect on prior years of
 accounting change, less applicable
 income taxes of $1,743                   (2,969)              -
                                     ------------   -------------

Net income                            $   35,825     $     1,046
                                     ============   =============

Net income per common share - basic
     Income from continuing
      operations                      $     0.25     $      0.02
     Income from discontinued
      operations                            2.82            0.06
     Cumulative effect of change in
      accounting principle                 (0.24)              -
                                     ------------   -------------
     Net income                       $     2.83     $      0.08
                                     ============   =============

Net income per common share - diluted
     Income from continuing
      operations                      $     0.24     $      0.02
     Income from discontinued
      operations                            2.80            0.06
     Cumulative effect of change in
      accounting principle                 (0.23)              -
                                     ------------   -------------
     Net income                       $     2.81     $      0.08
                                     ============   =============

Weighted average number of common
 shares - basic                           12,649          12,556
                                     ============   =============

Weighted average number of common
 shares - diluted                         12,749          12,675
                                     ============   =============



    CONTACT: PetroCorp Incorporated, Tulsa
             Steven R. Berlin/Gary R. Christopher, 918/491-4500